Exhibit 10.3

AMENDMENT NO. 4 TO THE CREDIT AGREEMENT

AMENDMENT NO. 4, dated as of February 19, 2013, by and among IMMUCOR, INC., a Georgia corporation (the “Borrower”), IVD INTERMEDIATE HOLDINGS B INC., a Delaware corporation (“Holdings”), the Subsidiary Guarantor, CITIGROUP GLOBAL MARKETS INC., J.P. MORGAN SECURITIES LLC AND UBS SECURITIES LLC (collectively, the “Lead Arrangers”), and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement, dated as of August 19, 2011 (as amended on August 21, 2012 and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, Holdings, Citibank, N.A., as administrative agent and as collateral agent under the Loan Documents, Swing Line Lender and L/C Issuer, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the other parties from time to time party thereto (this “Amendment”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to Section 10.01(c) of the Credit Agreement, the Borrower desires to amend the Credit Agreement to decrease the rate of interest applicable to the Revolving Credit Loans and each Revolving Credit Lender directly affected thereby has delivered a consent hereto;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                      Amendments Relating to Revolving Credit Commitments.

Effective as of the Amendment No. 4 Effective Date, the Credit Agreement is hereby amended as follows:

(a)           The Preamble of the Credit Agreement is hereby amended and restated by inserting the words “(as amended by Amendment No. 1 on August 21, 2012 and as further amended by Amendment No. 3 and Amendment No. 4 on February 19, 2013),” following the words “August 19, 2011”.

(b)           The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 4” means Amendment No. 4 to this Agreement dated as of February [   ], 2013.

“Amendment No. 4 Effective Date” means February 19, 2013, the date on which all conditions precedent set forth in Section 3 of Amendment No. 4 are satisfied.

(c)           Clause (b) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(b)         (i) until delivery of financial statements for the first full fiscal quarter ending after the Amendment No.4 Effective Date pursuant to Section 6.01, (A) for Eurodollar Rate Loans that are Revolving Credit Loans, 3.75%, (B) for Base Rate Loans that are Dollar Revolving Credit Loans, 2.75%, (C) for Letter of Credit fees, 3.75%  and (D) for commitment fees, 0.50%, and (ii) thereafter, the following percentages per annum, based upon the Senior Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Senior Secured Net Leverage Ratio	Eurodollar Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Commitment Fee Rate
1	> 3.00 to 1.0	3.75%	2.75%	0.50%
2	< 3.00 to 1.0	3.50%	2.50%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.”

Section 2.                      Representations and Warranties.

Each Loan Party represents and warrants to the Lenders as of the date hereof and the Amendment No. 4 Effective Date that:

(a)           Before and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 4 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date.

(b)           At the time of and after giving effect to this Amendment, no Default shall exist, or would result from the Amendment and related Credit Extension or from the application of the proceeds therefrom.

Section 3.                      Conditions to Effectiveness.

This Amendment shall become effective on the date on which each of the following conditions is satisfied:

(a)           The Administrative Agent’s receipt of counterparts of this Amendment executed by (1) each Loan Party, (2) the Administrative Agent and (3) each Revolving Credit Lender, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified.

(b)           The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified;

(1)           an opinion of (i) Ropes & Gray LLP, New York counsel to the Loan Parties and (ii) Bryan Cave LLP, Georgia counsel to the Loan Parties, each dated the Amendment No. 4 Effective Date and addressed to the Administrative Agent and the Lenders, in a form reasonably satisfactory to the Administrative Agent;

(2)           (A) certificates of good standing (to the extent such concept exists in such Loan Party’s state of organization) from the applicable secretary of state of the state of organization of each Loan Party, and (B) a certificate of a Responsible Officer of each Loan Party dated the Amendment No. 4 Effective Date and certifying (I) to the effect that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation or organization such Loan Party certified as of a recent date by the secretary of state of the state of its organization, or in the alternative, certifying that such certificate or articles of incorporation or organization have not been amended since the Closing Date, and that such certificate or articles are in full force and effect, (x) attached thereto is a true and complete copy of the by-laws or operating agreements of each Loan Party as in effect on the Amendment No. 4 Effective Date, or in the alternative, certifying that such by-laws or operating agreements have not been amended since the Closing Date and (y) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (II) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of any Loan Party and signed by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this clause (B); and

(3)           a certificate signed by a Responsible Officer of the Borrower certifying that (x) before and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 4 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date and (y) at the time of and after giving effect to this Amendment, no Default shall exist, or would result from the Amendment and related Credit Extension or from the application of the proceeds therefrom.

(c)           All fees and expenses due to the Administrative Agent, the Lead Arrangers and the Lenders (including, without limitation, pursuant to Section 4 hereof) required to be paid on the Amendment No. 4 Effective Date and invoiced at least two (2) Business Days prior to the Amendment No. 4 Effective Date shall have been paid.

(d)           To the extent reasonably requested by a Revolving Credit Lender in writing not less than five (5) Business Days prior to the Amendment No. 4 Effective Date, the Administrative Agent shall have received, prior to the effectiveness of this Amendment, all documentation and other information with respect to the Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 1 Effective Date and such notice shall be conclusive and binding.

Section 4.                      Expenses.

The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

Section 5.                      Interest Period; Obligations.

For the avoidance of doubt, after giving effect to this Amendment, it is further acknowledged and agreed by the parties hereto that all outstanding Revolving Credit Loans on the Amendment No. 4 Effective Date will have the Type of Loan and Interest Period specified in the original Request for Credit Extension delivered in connection with such Revolving Loans (notwithstanding the required periods set forth in the definition of Interest Period) and will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Revolving Credit Loans before giving effect to Amendment No. 4, except as expressly modified by Amendment No. 4.

Section 6.                      Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7.                      Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  The jurisdiction and waiver of right to trial by jury provisions in Section 10.15 and 10.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 8.                      Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.                      Reaffirmation.

Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.

Section 10.                   Effect of Amendment; References to the Credit Agreement.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Amendment No. 4 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 4 Effective Date, the Credit Agreement as amended hereby.

Section 11.                   Lender Signatures.

Each Lender that executes a signature page to this Amendment shall be deemed to have approved this Amendment.  Each Lender signatory to this Amendment agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Amendment, but agrees that a copy of such signature page may be delivered to the Borrower and the Administrative Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

IVD INTERMEDIATE HOLDINGS B INC.,
as Holdings

By: /s/ William A. Hawkins III
        William A. Hawkins III
        President and CEO

IMMUCOR, INC.,
as the Borrower

By: /s/ William A. Hawkins III
        William A. Hawkins III
        President and CEO

BIOARRAY SOLUTIONS LTD.,
as a Subsidiary Guarantor

By: /s/ William A. Hawkins III
        William A. Hawkins III
        President and CEO

[SIGNATURE PAGE TO AMENDMENT NO. 4]

CITIBANK, N.A.,
as Administrative Agent,

By: /s/ David Leland
       David Leland
       Vice President

CITIGROUP GLOBAL MARKETS INC.,
as Lead Arranger,

By: /s/ David Leland
       David Leland
       Vice President

J.P. MORGAN SECURITIES LLC,
as Lead Arranger,

By: /s/ Uri Birkenfeld
       Uri Birkenfeld
       Vice President

UBS SECURITIES LLC,
as Lead Arranger,

By: /s/ Lana Gifas
       Lana Gifas
       Attorney-in-Fact

By: /s/ David Urban
       David Urban
       Attorney-in-Fact

[SIGNATURE PAGE TO AMENDMENT NO. 4]

________________________________________, as a Revolving Credit Lender (type name of the legal entity) By: Name: Title: If a second signature is necessary: By: Name: Title:

[SIGNATURE PAGE TO AMENDMENT NO. 4]